MICHAEL T. STUDER CPA, P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516)378-1000
Fax: (516)546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
VoiceServe, Inc.

I consent to the use in Form SB-2 of my report dated July 5, 2007 included therein relating to the consolidated financial statements of VoiceServe, Inc. and subsidiary for the years ended March 31, 2007 and 2006.  I also consent to the reference to the firm under the heading “Interests of Named Experts and Counsel” in this registration statement.

                    /s/ Michael T. Studer
Freeport, New York                                                                                           Michael T. Studer CPA P.C.
July 13, 2007